Exhibit 10.9

CERTAIN INFORMATION OF THIS DOCUMENT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***].”
CHANGE ORDER

PROJECT NAME: Rio Grande Natural Gas Liquefaction Facility	DATE OF AGREEMENT: June 7, 2025

AGREEMENT: Amended and Restated Fixed Price Turnkey Agreement for Train 4	CHANGE ORDER NUMBER: Owner EC Number: EC40036 Contractor Change Number: SCT4028

OWNER: Rio Grande LNG Train 4, LLC	EFFECTIVE DATE OF CHANGE ORDER: May 4, 2026

CONTRACTOR: Bechtel Energy Inc.

TITLE: ATTACHMENT KK BASELINE INDEX VALUE UPDATES FOR Q1-2026

BACKGROUND:

Pursuant to Section 1.2 of Attachment KK, the Contract Price will be adjusted quarterly to reflect the cumulative amount of Rise and Fall for the commodities listed in the Appendix 1 (Commodity Price Rise and Fall Payment Calculations). The commodities as listed in Appendix 1 (Commodity Price Rise and Fall Payment Calculations) which are subject to Rise and Fall during the Transaction Period of Q1-2026 are:

•STAINLESS STEEL PIPE MATERIAL, PIPE, FLANGES
•CARBON STEEL PIPE, FITTINGS, FLANGES
•UAE FABRICATED STRUCTURAL STEEL

CHANGE:

1.Attachment KK, Appendix 1 (Commodity Price Rise and Fall Payment Calculation) shall be updated per the Appendix 1 (Commodity Price Rise and Fall Calculation) as provided in Attachment 1 to this Change Order.

Attachments:
•Attachment 1 –Attachment KK, Appendix 1 (Commodity Price Rise and Fall Payment Calculation), as updated by this Change Order
•Attachment 2 – Contract Price Adjustment Calculation

Adjustment to Contract Price
1)	The original Contract Price was	$4,768,401,000
2)	Net change by previously authorized Change Orders (See Appendix 1)	$89,974,482
3)	The Contract Price prior to this Change Order was	$4,858,375,482
4)	The Aggregate Equipment Price will be increased by this Change Order in the amount of	$ [***]
5)	The Aggregate Labor and Skills Price will be unchanged by this Change Order in the amount of	$ [***]
6)	The total Aggregate Equipment, Labor and Skills Price will be increased by this Change Order in the amount of	$113,571
7)	The new Contract Price including this Change Order will be	$4,858,489,053
Adjustment to Key Dates:
The following Key Dates are modified (list all Key Dates modified; insert N/A if no Key Dates modified)

The Key Date for N/A will be (increased)(decreased) by N/A Days.
The Key Date for N/A as of the date of this Change Order therefore is N/A Days after NTP.
(list all Key Dates that are modified by this Change Order using the format set forth above)

The Guaranteed Date of N/A will be (increased)(decreased) by N/A Days.
The Guaranteed Date of N/A as of the effective date of this Change Order therefore is N/A Days after NTP.
(list all Guaranteed Dates that are modified by this Change Order using the format set forth above)

Attached to this Change Order is an updated Schedule E-1 which shall reflect and highlight any adjustment(s) to the Key Dates agreed to in this Change Order. N/A

Impact to other Changed Criteria: (insert N/A if no changes or impact; attach additional documentation if necessary)

Impact on Payment Schedule (including, as applicable, Payment Milestones):

All Impacts to Attachment C (Payment Schedule) resulting from this Change Order EC40036_SCT4028 will be incorporated in Change Order EC40037_SCT4030 to be executed in 2Q-2026.

Impact on Maximum Cumulative Payment Schedule:

All Impacts to Attachment C (Maximum Cumulative Payment Schedule) resulting from this Change Order EC40036_SCT4028 will be incorporated in Change Order EC40037_SCT4030 to be executed in 2Q-2026.

Impact on Minimum Acceptance Criteria: N/A

Impact on Performance Guarantees: N/A

Impact on Basis of Design: N/A

Any other impacts to obligation or potential liability of Contractor or Owner under the Agreement: N/A

[A]This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the changes reflected in this Change Order upon the Change Criteria and shall be deemed to compensate Contractor fully for such change. Initials: SFO Contractor AT Owner

[B] ~~Pursuant to Section 6.4 of the Agreement, this Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Change Criteria and shall not be deemed to compensate Contractor fully for such change, subject to the below:~~
~~Initials:   Contractor   Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the Agreement without exception or qualification. Except as modified by this and any previously issued Change Orders or any amendments to the Agreement, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives. This Change Order represents full and final consideration and/or adjustments for the above change, except as set out above.

/s/ Alex Thompson	/s/ Scott Osborne
Owner	Contractor

Alex Thompson	Scott Osborne
Name	Name

Authorized Person	Senior Project Manager
Title	Title

May 4, 2026	May 4, 2026
Date of Signing	Date of Signing